SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2008
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

9 Entin Road, Parsippany, New Jersey		07054

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-17.1: LETTER OF RESIGNATION
EX-99.1: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 14, 2008, W. Michael Driscoll resigned as a director of Emerson Radio Corp. (the “Company”). Mr. Driscoll had served as the Chairman of the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) and as the “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission (“SEC”).
     Mr. Driscoll’s reasons for his resignation as a director of the Company are outlined in a letter (the “Driscoll Letter”) submitted by him to the Board. A copy of the Driscoll Letter is being filed as Exhibit 17.1 to this Current Report on Form 8-K. A copy of this Current Report on Form 8-K has been submitted to Mr. Driscoll in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended.
     On July 15, 2008, David R. Peterson resigned as a director of the Company. Mr. Peterson had served as the Chairman of the Corporate Governance, Nominating and Compensation Committee of the Board (the “Corporate Governance Committee”), which was established by the Board in April 2008 and fully constituted in June 2008.
     The Board is considering candidates to serve as (i) the Chairman of the Audit Committee and the Company’s “audit committee financial expert,” as such term is defined by the SEC and (ii) the Chairman of the Corporate Governance Committee. Currently, the Company’s Audit Committee is comprised of Kareem E. Sethi and Norbert R. Wirsching, and the Corporate Governance Committee is comprised of Kareem E. Sethi and Adrian Ma. The Board has determined that Messrs. Sethi and Wirsching meet the independence requirements of the SEC and the American Stock Exchange.
     A copy of the press release announcing the resignation of each of Messrs. Driscoll and Peterson is being filed with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 17.1 — Letter of Resignation from W. Michael Driscoll, dated July 14, 2008.
Exhibit 99.1 — Press Release dated July 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Greenfield Pitts
	Name:	Greenfield Pitts
	Title:	Chief Financial Officer

Dated: July 18, 2008